Exhibit 99.1
January 26, 2023
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Fourth Quarter 2022 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported fourth quarter 2022 net income attributable to Knight-Swift of $148.7 million and Adjusted Net Income Attributable 1 to Knight-Swift of $161.2 million. GAAP earnings per diluted share for the fourth quarter of 2022 were $0.92, compared to $1.52 for the fourth quarter of 2021. The Adjusted EPS was $1.00 for the fourth quarter of 2022, compared to $1.61 for the fourth quarter of 2021.

Key Financial Highlights
During the fourth quarter of 2022, consolidated total revenue was $1.7 billion, which is a 4.0% decrease over the fourth quarter of 2021. Consolidated operating income was $202.5 million, reflecting a decrease of 40.8%, as compared to the same quarter last year. Consolidated Net Income Attributable to Knight-Swift decreased by 41.6% to $148.7 million.
•Truckload — 82.7% Adjusted Operating Ratio, with a 7.2% year-over-year decrease in revenue, excluding fuel surcharge and intersegment transactions.
•LTL — 85.5% Adjusted Operating Ratio, a 480 basis point improvement year-over-year, as a result of continued improvements in yields and efficiencies.
•Logistics — 86.4% Adjusted Operating Ratio with a gross margin of 22.1%, while load count decreased 18.6% year-over-year.
•Intermodal — 94.7% operating ratio with load count down 6.3%.
•Non-reportable Segments — Revenue growth of 32.1%, while operating income decreased by $21.1 million. The decrease in operating income was primarily attributed to a pretax actuarial insurance adjustment of $15.4 million (or $0.07 per diluted share) resulting from increased severity and frequency in full-year 2022 claims within the third-party carrier insurance program.
•Free Cash Flow1 — $818.7 million of free cash flow during the year ending December 31, 2022.
•Return on Net Tangible Assets1 — Return on net tangible assets of 19.0% during the last 12 months, generated through internal growth, acquisitions, and investments.

	Quarter Ended December 31, [2]
	2022	2021	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,743,623	$1,816,859	(4.0)%
Revenue, excluding truckload and LTL fuel surcharge	$1,515,774	$1,675,341	(9.5)%
Operating income	$202,523	$342,236	(40.8)%
Adjusted Operating Income [1]	$218,731	$360,264	(39.3)%
Net income attributable to Knight-Swift	$148,701	$254,616	(41.6)%
Adjusted Net Income Attributable to Knight-Swift [1]	$161,177	$268,670	(40.0)%
Earnings per diluted share	$0.92	$1.52	(39.5)%
Adjusted EPS [1]	$1.00	$1.61	(37.9)%
1See GAAP to non-GAAP reconciliation in the schedules following this release.

2For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
David Jackson, CEO of Knight-Swift, commented, "We did not experience the typical seasonal strength associated with the last three months of the year, in fact it was the most benign peak shipping season in recent memory. The muted volumes appear to have been driven by the holiday goods pull-forward earlier in 2022, an existing inventory overhang dating back to last year where some products arrived too late for last year’s season, and general caution around what retailers could expect from consumer demand. In the face of this challenging environment, our three largest segments performed very well, with Adjusted Operating Ratios of 82.7% in Truckload, 85.5% in Less-than-Truckload, and 86.4% in Logistics. We believe a number of shippers will still be working to bring their inventories in line through the first half of 2023, which we expect will extend this soft environment and increase the pressure on carriers, especially smaller and less-well-capitalized operators. We do anticipate improvement later in the year, as excess inventories are worked through, which we believe will allow demand to normalize, and as carrier supply continues to give way under the pressure of softening rates and ongoing inflation.”
Other (Income) Expense, net — We recorded $5.5 million of income within "Other income (expense), net" in the condensed consolidated statement of comprehensive income in the fourth quarter of 2022, as compared to $8.1 million of expense in the fourth quarter of 2021 when we had a net loss within our portfolio of investments.
Income Taxes — The effective tax rate was 22.2% for the fourth quarter of 2022, compared to 22.2% for the fourth quarter of 2021. We expect the full-year 2023 effective tax rate to be approximately 25%.
Dividend — On November 2, 2022, our board of directors declared a quarterly cash dividend of $0.12 per share of our common stock. The dividend was payable to the Company's stockholders of record as of December 5, 2022 and was paid on December 27, 2022.

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Segment Financial Performance
Truckload Segment

	Quarter Ended December 31,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$920,817	$992,692	(7.2%)
Operating income	$159,366	$250,953	(36.5%)
Adjusted Operating Income [1]	$159,720	$251,318	(36.4%)
Operating ratio	85.5%	77.3%	820	bps
Adjusted Operating Ratio [1]	82.7%	74.7%	800	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our diverse Truckload segment consists of our irregular route truckload, dedicated truckload, refrigerated, expedited, flatbed, and cross-border operations across our brands with approximately 13,500 irregular route tractors and nearly 4,800 dedicated tractors.
The Truckload segment performed well in a difficult environment, operating with an 82.7% Adjusted Operating Ratio. Revenue, excluding fuel surcharge and intersegment transactions was $920.8 million, a decrease of 7.2% year-over-year. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, decreased 3.9% year-over-year, while miles deceased by 3.1%, reflecting softer seasonal demand in the fourth quarter. These factors ultimately led to an 8.6% year-over-year decrease in average revenue per tractor.

We continue to add scale by increasing our trailer count, which has grown to approximately 79,000 trailers as of the fourth quarter of 2022. We believe this positions us to provide valuable capacity to our customers through our Truckload and Logistics segments. We remain focused on managing costs and improving utilization, as inflationary pressures in driver-related costs, equipment maintenance, and insurance are expected to continue to affect the freight market in the first half of 2023.

LTL Segment

	Quarter Ended December 31, [2]
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge	$203,996	$177,885	14.7%
Operating income	$25,606	$13,700	86.9%
Adjusted Operating Income [1]	$29,564	$17,326	70.6%
Operating ratio	89.8%	93.3%	(350	bps)
Adjusted Operating Ratio [1]	85.5%	90.3%	(480	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
2For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.

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Our LTL segment operated at an 85.5% Adjusted Operating Ratio during the fourth quarter of 2022, a 480 basis point improvement over the fourth quarter of 2021. Shipment counts increased 4.9% year-over-year, as MME contributed three months of activity to our results in the fourth quarter of 2022, compared to one month in the fourth quarter of 2021. Revenue per hundredweight increased 13.3% excluding fuel surcharge, while revenue per shipment increased by 7.4%, excluding fuel surcharge. The ACT and MME teams continue to achieve both customer and cost synergies. Also, during the fourth quarter, the operational systems were converted to allow freight movement through one connected network across both LTL brands. While the system conversion impacted volumes at MME for a period of time, we believe we are well-positioned to leverage the freight opportunities across the connected network with existing and new customers. We expect our connected LTL network will provide additional opportunities for revenue growth. During 2022, we increased our door count by over 180 and we expect door capacity to continue to grow in 2023. We remain encouraged by the strong performance within our LTL segment, and we continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.

Logistics Segment

	Quarter Ended December 31,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$173,155	$299,426	(42.2%)
Operating income	$23,133	$44,859	(48.4%)
Adjusted Operating Income [1]	$23,466	$45,193	(48.1%)
Operating ratio	87.1%	85.3%	180	bps
Adjusted Operating Ratio [1]	86.4%	84.9%	150	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
The Logistics Adjusted Operating Ratio was 86.4%, with a gross margin of 22.1% in the fourth quarter of 2022, compared to 20.7% in the fourth quarter of 2021. While revenue per load decreased by 28.9% year-over-year, we did achieve a 0.5% increase on a sequential basis. Logistics load volumes were lower than anticipated during the quarter, primarily due to reduced import freight opportunities. We continue to leverage our consolidated fleet of approximately 79,000 trailers as we build out our power-only service. We continue to innovate with technology that removes friction and allows seamless connectivity, leading to services that we expect will capture new opportunities for revenue growth.
Intermodal Segment

	Quarter Ended December 31,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$112,916	$123,564	(8.6%)
Operating income	$5,991	$23,247	(74.2%)
Operating ratio	94.7%	81.2%	1,350	bps

The Intermodal segment operated with a 94.7% operating ratio on total revenue of $112.9 million. Load count was negatively impacted by softer freight demand and rail labor challenges during the quarter, while revenue per load remained strong but decreased 2.5% year-over-year. Labor availability within the rail network appears to be improving as we enter the first quarter, leading to improving transit times, more consistent notification times, and more predictability for our customers, although rail network fluidity continues to be a challenge.
As a result of our network and improved service offering, we expect to continue to grow with new customers and expand with existing customers. To position Intermodal for continued growth, we increased our average container count by approximately 1,600 in 2022. We remain focused on growing our load count and improving the efficiency of our assets as Intermodal continues to provide value to our customers and is complementary to the many services we offer.

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Non-reportable Segments

	Quarter Ended December 31,
	2022	2021	Change
	(Dollars in thousands)
Total revenue	$131,549	$99,557	32.1%
Operating (loss) income	$(11,573)	$9,477	(222.1%)

The non-reportable segments include support services provided to our customers and third-party carriers, including insurance, equipment maintenance, equipment leasing, warehousing, trailer parts manufacturing, and warranty services. Our non-reportable segments also include certain corporate expenses (such as legal settlements and accruals, as well as $11.6 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions).
Revenue growth of 32.1% was offset by a pretax actuarial insurance adjustment of $15.4 million (or $0.07 per diluted share) resulting from increased severity and frequency in full-year 2022 claims within the third-party carrier insurance program. This contributed to a $21.1 million decrease in operating income year-over-year. We are taking steps to improve the underwriting profitability of the insurance program, including a significant investment in a policy management platform that we expect will lead to improved underwriting efficiency and administration. We have applied rate increases to various lines of coverage that will bring underwriting results in line with expectations.
We expect income growth, supported by continued revenue growth from our non-reportable segments moving forward.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date December 31,
	2022	2021	Change
	(In thousands)
Net cash provided by operating activities	$1,435,853	$1,190,153	$245,700
Net cash used in investing activities	(646,184)	(1,816,733)	1,170,549
Net cash (used in) provided by financing activities	(754,347)	779,326	(1,533,673)
Net increase in cash, restricted cash, and equivalents [2]	$35,322	$152,746	$(117,424)
Net capital expenditures	$(617,142)	$(282,016)	$(335,126)

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2"Net increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of December 31, 2022, we had a balance of $1.3 billion of unrestricted cash and available liquidity and $7.0 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $1.7 billion as of December 31, 2022. Free Cash Flow3 for the year-to-date period ended December 31, 2022 was $818.7 million. During the year-to-date period ended December 31, 2022, we generated $1.4 billion in operating cash flows and paid down $212.7 million in long-term debt, $62.1 million in finance lease liabilities, and $42.9 million on our operating lease liabilities, and reduced the outstanding balances on our revolving credit facilities by a net $77.0 million. In 2022, we repurchased approximately $300 million worth of shares, and issued $78.3 million in dividends to our stockholders.
Equipment and Capital Expenditures — Gain on sale of revenue equipment was $19.5 million in the fourth quarter of 2022, compared to $27.1 million in the same quarter of 2021. The average age of the tractor fleet within our Truckload segment was 2.7 years in the fourth quarter of 2022, compared to 2.5 years in the same quarter of 2021. The average age of the tractor fleet within our LTL segment was 4.3 years in the fourth quarter of 2022 compared to 4.2 years in the same quarter of 2021. Cash capital expenditures, net of disposal proceeds, were $617.1 million for year-to-date December 31, 2022. We expect net cash capital expenditures will be in the range of $640 million – $690 million for full-year 2023. Our net cash capital expenditures primarily represent replacements of existing tractors and trailers, as well as investments in our terminal network, driver amenities, and technology.
________
3See GAAP to non-GAAP reconciliations in the schedules following this release.

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Guidance — We expect that Adjusted EPS1 for full-year 2023 will range from $4.05 to $4.25. Our expected Adjusted EPS1 range is based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
•Truckload rates continue to be pressured with year-over-year decreases in the mid-to-high single digits before inflecting positive in the fourth quarter
•Truckload tractor count stable with miles per tractor improving on a year-over-year basis in the 2nd half of the year
•LTL revenue increases modestly year-over-year with relatively stable margin profile and typical seasonality
•Logistics revenue per load and load volumes down from the fourth quarter to the first quarter and then improving on a sequential basis for the rest of the year
•Logistics operating ratio in the high 80's to low 90's
•Intermodal Operating Ratio in the mid 90's for the full year
•Continued growth in revenue and operating income in non-reportable
•Easing inflationary pressure on costs
•Equipment gains to be in the range of $10M to $15M quarterly
•Sequential increase in interest expense due to higher rates
•Net cash capital expenditures for the full year 2023 expected range of $640M - $690M
•Expected tax rate of approximately 25% for the full year 2023
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
________
1See GAAP to non-GAAP reconciliations in the schedules following this release.
2Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.30 for full-year 2023), as well as noncash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a live conference call with analysts and investors to discuss the earnings release, the results of operations, and other matters following its earnings press release on Thursday, January 26, 2023, at 4:30 p.m. EST. The conference dial in information is +1 (888) 886-7786 (Conference ID: 75606529). Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the presentation, please visit https://investor.knight-swift.com/, "Fourth Quarter 2022 Conference Call Presentation."

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

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Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance, including, without limitation, expectations regarding future supply or demand, volume, or truckload capacity, and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, share repurchases, capital expenditures, or other financial items,
•future dividends,
•future effective tax rates,
•future performance of our reportable segments, including network design, labor, cost structure, container count, margin, and volumes within our Intermodal segment, and the expected network, margin, and volumes within our LTL segment,
•future capital structure, capital allocation, growth strategies and opportunities, costs, inflation, and liquidity, and
•future capital expenditures, including nature and funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2021, and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter Ended December 31,		Year-to-Date December 31,
	2022	2021	2022	2021
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,515,774	$1,675,341	$6,508,165	$5,531,890
Truckload and LTL fuel surcharge	227,849	141,518	920,417	466,129
Total revenue	1,743,623	1,816,859	7,428,582	5,998,019
Operating expenses:
Salaries, wages, and benefits	528,072	523,116	2,173,933	1,771,772
Fuel	216,840	155,543	895,603	546,256
Operations and maintenance	104,347	87,171	422,872	313,505
Insurance and claims	139,149	87,202	455,918	275,378
Operating taxes and licenses	25,328	27,544	111,197	98,784
Communications	6,947	6,202	23,656	22,486
Depreciation and amortization of property and equipment	152,092	140,505	594,981	522,596
Amortization of intangibles	16,208	15,847	64,843	55,299
Rental expense	14,747	12,896	56,856	55,161
Purchased transportation	309,187	406,440	1,444,937	1,320,888
Impairments	—	299	810	299
Miscellaneous operating expenses	28,183	11,858	91,148	49,898
Total operating expenses	1,541,100	1,474,623	6,336,754	5,032,322
Operating income	202,523	342,236	1,091,828	965,697
Other (expenses) income:
Interest income	3,082	364	5,439	1,173
Interest expense	(20,099)	(7,168)	(50,803)	(21,140)
Other income (expense), net	5,535	(8,112)	(25,958)	28,905
Total other (expenses) income, net	(11,482)	(14,916)	(71,322)	8,938
Income before income taxes	191,041	327,320	1,020,506	974,635
Income tax expense	42,445	72,716	249,388	230,887
Net income	148,596	254,604	771,118	743,748
Net loss (income) attributable to noncontrolling interest	105	12	207	(360)
Net income attributable to Knight-Swift	$148,701	$254,616	$771,325	$743,388
Other comprehensive income (loss)	118	315	(1,873)	(563)
Comprehensive income	$148,819	$254,931	$769,452	$742,825

Earnings per share:
Basic	$0.93	$1.53	$4.75	$4.48
Diluted	$0.92	$1.52	$4.73	$4.45

Dividends declared per share:	$0.12	$0.10	$0.48	$0.38

Weighted average shares outstanding:
Basic	160,701	165,971	162,260	165,860
Diluted	161,751	167,332	163,211	167,060
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1The reported results do not include the results of operations of ACT and its subsidiary prior to its acquisition by Knight-Swift on July 5, 2021 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of MME and its subsidiaries prior to its acquisition by Knight-Swift on December 6, 2021 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2022	December 31, 2021
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$196,770	$261,001
Cash and cash equivalents – restricted	185,792	87,241
Restricted investments, held-to-maturity, amortized cost	7,175	5,866
Trade receivables, net of allowance for doubtful accounts of $22,980 and $21,663, respectively	842,294	911,336
Contract balance – revenue in transit	15,859	22,936
Prepaid expenses	108,081	90,507
Assets held for sale	40,602	8,166
Income tax receivable	58,974	909
Other current assets	38,025	26,318
Total current assets	1,493,572	1,414,280
Property and equipment, net	3,835,043	3,555,364
Operating lease right-of-use assets	192,358	147,540
Goodwill	3,519,339	3,515,135
Intangible assets, net	1,776,569	1,831,049
Other long-term assets	134,785	192,132
Total assets	$10,951,666	$10,655,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$220,849	$224,844
Accrued payroll and purchased transportation	171,381	217,084
Accrued liabilities	81,528	128,536
Claims accruals – current portion	311,822	206,607
Finance lease liabilities and long-term debt – current portion	71,466	262,423
Operating lease liabilities – current portion	36,961	35,322
Total current liabilities	894,007	1,074,816
Revolving line of credit	43,000	260,000
Long-term debt – less current portion	1,024,668	1,037,552
Finance lease liabilities – less current portion	344,377	256,166
Operating lease liabilities – less current portion	149,992	107,614
Accounts receivable securitization	418,561	278,483
Claims accruals – less current portion	201,838	210,714
Deferred tax liabilities	907,893	874,877
Other long-term liabilities	12,049	11,828
Total liabilities	3,996,385	4,112,050
Stockholders’ equity:
Common stock	1,607	1,660
Additional paid-in capital	4,392,266	4,350,913
Accumulated other comprehensive loss	(2,436)	(563)
Retained earnings	2,553,567	2,181,142
Total Knight-Swift stockholders' equity	6,945,004	6,533,152
Noncontrolling interest	10,277	10,298
Total stockholders’ equity	6,955,281	6,543,450
Total liabilities and stockholders’ equity	$10,951,666	$10,655,500

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Segment Operating Statistics (Unaudited)

	Quarter Ended December 31,				Year-to-Date December 31,
	2022	2021		Change	2022	2021		Change
Truckload
Average revenue per tractor [1]	$50,533	$55,288		(8.6%)	$210,469	$204,299		3.0%
Non-paid empty miles percentage	14.8%	14.5%	30	bps	14.6%	13.4%	120	bps
Average length of haul (miles)	396	388		2.1%	395	403		(2.0%)
Miles per tractor	18,655	19,540		(4.5%)	76,502	81,629		(6.3%)
Average tractors	18,222	17,955		1.5%	18,110	18,019		0.5%
Average trailers [2]	78,686	69,096		13.9%	74,779	67,606		10.6%

LTL 3 4
Shipments per day	17,254	16,445		4.9%	18,642	16,438		13.4%
Weight per shipment (pounds)	1,053	1,110		(5.1%)	1,068	1,111		(3.9%)
Average length of haul (miles)	525	521		0.8%	520	518		0.4%
Revenue per shipment	$194.93	$165.84		17.5%	$188.03	$161.66		16.3%
Revenue xFSR per shipment	$155.66	$144.92		7.4%	$152.15	$141.57		7.5%
Revenue per hundredweight	$ 18.51	$14.93		24.0%	$ 17.61	$14.55		21.0%
Revenue xFSR per hundredweight	$ 14.78	$13.05		13.3%	$ 14.25	$12.75		11.8%
Average tractors [5]	3,262	2,843		14.7%	3,176	2,735		16.1%
Average trailers [6]	8,549	7,624		12.1%	8,431	7,413		13.7%

Logistics
Revenue per load [7]	$1,994	$2,805		(28.9%)	$2,242	$2,439		(8.1%)
Gross margin	22.1%	20.7%	140	bps	21.9%	18.1%	380	bps

Intermodal
Average revenue per load [7]	$3,358	$3,444		(2.5%)	$3,546	$2,852		24.3%
Load count	33,624	35,877		(6.3%)	136,967	160,774		(14.8%)
Average tractors	619	572		8.2%	613	597		2.7%
Average containers	12,490	10,857		15.0%	11,786	10,847		8.7%

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Fourth quarter 2022 and 2021 includes 11,152 and 7,791 trailers related to leasing activities recorded within our non-reportable operating segments.
The year-to-date periods ended December 31, 2022 and 2021 includes 8,249 and 6,388 trailers related to leasing activities recorded within our non-reportable operating segments.
3Operating statistics within the LTL segment exclude dedicated and other businesses.
4Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
5Our LTL tractor fleet includes 731 and 705 tractors from ACT's and MME's dedicated and other businesses for the quarters ended December 31, 2022 and 2021, respectively. Our LTL tractor fleet includes 711 and 667 tractors from ACT's and MME's dedicated and other businesses for the year-to-date periods ended December 31, 2022 and 2021, respectively.
6Our LTL trailer fleet includes 1,002 and 888 trailers from ACT's and MME's dedicated and other businesses for the quarters ended December 31, 2022 and 2021, respectively. Our LTL trailers fleet includes 968 and 860 trailers from ACT's and MME's dedicated and other businesses for the year-to-date periods ended December 31, 2022 and 2021, respectively.
7Computed with revenue, excluding intersegment transactions.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," "Free Cash Flow," and "Return on Net Tangible Assets," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, Adjusted Operating Ratio, and Return on Net Tangible Assets as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, Free Cash Flow, and Return on Net Tangible Assets, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

13

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter Ended December 31,		Year-to-Date December 31,
	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,743,623	$1,816,859	$7,428,582	$5,998,019
Total operating expenses	(1,541,100)	(1,474,623)	(6,336,754)	(5,032,322)
Operating income	$202,523	$342,236	$1,091,828	$965,697
Operating ratio	88.4%	81.2%	85.3%	83.9%

Non-GAAP Presentation
Total revenue	$1,743,623	$1,816,859	$7,428,582	$5,998,019
Truckload and LTL fuel surcharge	(227,849)	(141,518)	(920,417)	(466,129)
Revenue, excluding truckload and LTL fuel surcharge	1,515,774	1,675,341	6,508,165	5,531,890

Total operating expenses	1,541,100	1,474,623	6,336,754	5,032,322
Adjusted for:
Truckload and LTL fuel surcharge	(227,849)	(141,518)	(920,417)	(466,129)
Amortization of intangibles [3]	(16,208)	(15,847)	(64,843)	(55,299)
Impairments [4]	—	(299)	(810)	(299)
Legal accruals [5]	—	(403)	(415)	2,481
Transaction fees [6]	—	(1,479)	—	(4,445)
Adjusted Operating Expenses	1,297,043	1,315,077	5,350,269	4,508,631
Adjusted Operating Income	$218,731	$360,264	$1,157,896	$1,023,259
Adjusted Operating Ratio	85.6%	78.5%	82.2%	81.5%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the July 5, 2021 ACT acquisition and other acquisitions.
4    "Impairments" reflect the following non-cash impairments:
•2022 impairment of building improvements (within our non-reportable segments).
•Fourth quarter 2021 impairments related to certain revenue equipment held for sale (within the non-reportable segments and Truckload segment).
5    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•During the second and third quarters of 2022, the Company decreased the estimated exposure related to certain accrued legal matters previously identified as probable and estimable in prior periods based on recent settlement agreements. Additional 2022 legal costs relate to certain lawsuits arising from employee and contract related matters.
•Third quarter 2021 reversal related to an accrued legal matter previously identified as probable in 2019. This was based on the recent decision of the appellate court, resulting in a change to a remote likelihood that a loss was incurred. Additional 2021 legal costs relate to certain class action lawsuits arising from employee and contract related matters.
6    "Transaction Fees" consisted of legal and professional fees associated with the acquisitions of UTXL, ACT, and MME. The transaction fees are included within "Miscellaneous operating expenses" in the condensed statements of comprehensive income.

14

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended December 31,		Year-to-Date December 31,
	2022	2021	2022	2021
	(Dollars in thousands, except per share data)
GAAP: Net income attributable to Knight-Swift	$148,701	$254,616	$771,325	$743,388
Adjusted for:
Income tax expense attributable to Knight-Swift	42,445	72,716	249,388	230,887
Income before income taxes attributable to Knight-Swift	191,146	327,332	1,020,713	974,275
Amortization of intangibles [3]	16,208	15,847	64,843	55,299
Impairments [4]	—	299	810	299
Legal accruals [5]	—	403	415	(2,481)
Transaction fees [6]	—	1,479	—	4,445
Write-off of deferred debt issuance costs [7]	—	—	—	1,024
Adjusted income before income taxes	207,354	345,360	1,086,781	1,032,861
Provision for income tax expense at effective rate	(46,177)	(76,690)	(265,585)	(244,680)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$161,177	$268,670	$821,196	$788,181

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended December 31,		Year-to-Date December 31,
	2022	2021	2022	2021
GAAP: Earnings per diluted share	$0.92	$1.52	$4.73	$4.45
Adjusted for:
Income tax expense attributable to Knight-Swift	0.26	0.43	1.53	1.38
Income before income taxes attributable to Knight-Swift	1.18	1.96	6.25	5.83
Amortization of intangibles [3]	0.10	0.09	0.40	0.33
Impairments [4]	—	—	—	—
Legal accruals [5]	—	—	—	(0.01)
Transaction fees [6]	—	0.01	—	0.03
Write-off of deferred debt issuance costs [7]	—	—	—	0.01
Adjusted income before income taxes	1.28	2.06	6.66	6.18
Provision for income tax expense at effective rate	(0.29)	(0.46)	(1.63)	(1.46)
Non-GAAP: Adjusted EPS	$1.00	$1.61	$5.03	$4.72

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.
7"Write-off of deferred debt issuance costs" is included within "Other (expense) income, net" in the condensed consolidated statements of comprehensive income. The loss was incurred as a result of replacing the 2017 Debt Agreement with the 2021 Debt Agreement in September 2021.

15

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended December 31,		Year-to-Date December 31,
Truckload Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,101,040	$1,107,868	$4,531,115	$4,098,005
Total operating expenses	(941,674)	(856,915)	(3,784,534)	(3,313,569)
Operating income	$159,366	$250,953	$746,581	$784,436
Operating ratio	85.5%	77.3%	83.5%	80.9%
Non-GAAP Presentation
Total revenue	$1,101,040	$1,107,868	$4,531,115	$4,098,005
Fuel surcharge	(179,878)	(115,001)	(718,155)	(415,606)
Intersegment transactions	(345)	(175)	(1,361)	(1,128)
Revenue, excluding fuel surcharge and intersegment transactions	920,817	992,692	3,811,599	3,681,271

Total operating expenses	941,674	856,915	3,784,534	3,313,569
Adjusted for:
Fuel surcharge	(179,878)	(115,001)	(718,155)	(415,606)
Intersegment transactions	(345)	(175)	(1,361)	(1,128)
Amortization of intangibles [2]	(354)	(324)	(1,325)	(1,295)
Impairments [3]	—	(41)	—	(41)
Adjusted Operating Expenses	761,097	741,374	3,063,693	2,895,499
Adjusted Operating Income	$159,720	$251,318	$747,906	$785,772
Adjusted Operating Ratio	82.7%	74.7%	80.4%	78.7%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.
3    Refer to non-GAAP Reconciliation (unaudited); Adjusted Operating Ratio - footnote 4.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended December 31,		Year-to-Date December 31,
LTL Segment [2]	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$251,967	$204,402	$1,069,554	$396,308
Total operating expenses	(226,361)	(190,702)	(942,945)	(365,139)
Operating income	$25,606	$13,700	$126,609	$31,169
Operating ratio	89.8%	93.3%	88.2%	92.1%
Non-GAAP Presentation
Total revenue	$251,967	$204,402	$1,069,554	$396,308
Fuel surcharge	(47,971)	(26,517)	(202,262)	(50,523)
Revenue, excluding fuel surcharge	203,996	177,885	867,292	345,785

Total operating expenses	226,361	190,702	942,945	365,139
Adjusted for:
Fuel surcharge	(47,971)	(26,517)	(202,262)	(50,523)
Amortization of intangibles [3]	(3,958)	(3,626)	(15,930)	(7,124)
Adjusted Operating Expenses	174,432	160,559	724,753	307,492
Adjusted Operating Income	$29,564	$17,326	$142,539	$38,293
Adjusted Operating Ratio	85.5%	90.3%	83.6%	88.9%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT and MME acquisitions.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended December 31,		Year-to-Date December 31,
Logistics Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$179,333	$305,041	$920,707	$817,003
Total operating expenses	(156,200)	(260,182)	(786,765)	(723,083)
Operating income	$23,133	$44,859	$133,942	$93,920
Operating ratio	87.1%	85.3%	85.5%	88.5%
Non-GAAP Presentation
Total revenue	$179,333	$305,041	$920,707	$817,003
Intersegment transactions	(6,178)	(5,615)	(10,098)	(18,314)
Revenue, excluding intersegment transactions	173,155	299,426	910,609	798,689

Total operating expenses	156,200	260,182	786,765	723,083
Adjusted for:
Intersegment transactions	(6,178)	(5,615)	(10,098)	(18,314)
Amortization of intangibles [2]	(333)	(334)	(1,336)	(765)
Adjusted Operating Expenses	149,689	254,233	775,331	704,004
Adjusted Operating Income	$23,466	$45,193	$135,278	$94,685
Adjusted Operating Ratio	86.4%	84.9%	85.1%	88.1%

	Quarter Ended December 31,		Year-to-Date December 31,
Intermodal Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$112,916	$123,622	$485,786	$458,867
Total operating expenses	(106,925)	(100,375)	(437,619)	(416,807)
Operating income	$5,991	$23,247	$48,167	$42,060
Operating ratio	94.7%	81.2%	90.1%	90.8%
Non-GAAP Presentation
Total revenue	$112,916	$123,622	$485,786	$458,867
Intersegment transactions	—	(58)	(47)	(284)
Revenue, excluding intersegment transactions	112,916	123,564	485,739	458,583

Total operating expenses	106,925	100,375	437,619	416,807
Adjusted for:
Intersegment transactions	—	(58)	(47)	(284)
Adjusted Operating Expenses	106,925	100,317	437,572	416,523
Adjusted Operating Income	$5,991	$23,247	$48,167	$42,060
Adjusted Operating Ratio	94.7%	81.2%	90.1%	90.8%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the UTXL acquisition.

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Non-GAAP Reconciliation (Unaudited):
Free Cash Flow [1]

Year-to-Date December 31, 2022

GAAP: Cash flows from operations	$1,435,853
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	183,421
Purchases of property and equipment	(800,563)
Non-GAAP: Free cash flow	$818,711

Non-GAAP Reconciliation (Unaudited):
Return on Net Tangible Assets [2]

	December 31,
	2022	2021
	(Dollars in thousands)
Total Assets	$10,951,666	$10,655,500

Adjusted for:
Intangible assets, net	(1,776,569)	(1,831,049)
Goodwill	(3,519,339)	(3,515,135)
Tangible Assets	$5,655,758	$5,309,316

Total Liabilities	$3,996,385	$4,112,050
Adjusted for:
Revolving line of credit, finance lease obligations, and long-term debt	(1,483,511)	(1,816,141)
Accounts receivable securitization	(418,561)	(278,483)
Deferred income tax liabilities	(907,893)	(874,877)
Non-Interest Bearing Liabilities, excluding deferred income tax liabilities	$1,186,420	$1,142,549

Net Tangible Assets	$4,469,338	$4,166,767
Average Net Tangible Assets	$4,318,053
Adjusted Net Income	$821,196
Return on Net Tangible Assets	19.0%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.
2Pursuant to the requirements of Regulation G, this table reconciles Total Assets and Total Liabilities to Average Net Tangible Assets.

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